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                                     (h)(51)

                  Trust Fund/SERV Agreement dated July 23, 2002 between One Group Mutual Funds and Retirement Plan Consultants, Inc.

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                            Trust Fund/SERV Agreement

AGREEMENT entered into by and between the undersigned entities identified in the signature block as "Fund Company" and "Trust Entity."

As used in this Agreement, the following terms shall have the following meanings, unless a different meaning is clearly required by the contexts:

Fund Company shall mean the open-end investment company for which the Fund Agent serves as investment adviser, administrator, principal underwriter, distributor and/or transfer agent.

Client-shareholders shall mean those clients of the Trust Entity who have entered into agreements with the Trust Entity and who maintain an interest in an account with the Funds.

Trust Entity shall mean (i) a Trust Company, (ii) a Trust Department of a Commercial Bank, or (iii) an entity performing services for a trust on behalf of the Client-shareholders.

Fund Agent is (i) an investment advisor to or administrator for the each series (individually, a "Fund"; collectively, the "Funds"), (ii) the principal underwriter or distributor for the Funds, or (iii) the transfer agent for the Funds.

WHEREAS, the Trust Entity, possesses the authority to act on behalf of its client-shareholders of the Funds ("Client-shareholders");

WHEREAS, the Trust Entity and either the Funds or the Funds' principal underwriter or other agent ("Underwriter") are members of the National Securities Clearing Corporation ("NSCC") or otherwise have access to the NSCC's Fund/SERV system or Defined Contribution Clearing & Settlement Service ("Fund/SERV);

WHEREAS, Fund/SERV permits the transmission of Shareholder trade and registration data between the Trust Entity and the Funds;

WHEREAS, the Fund Company and the Trust Entity desire to participate in Fund/SERV with each other;

WHEREAS, this Agreement shall inure to the benefit of and shall be binding upon the undersigned and each such entity shall be either the Fund Company or Trust Entity for purposes of this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Fund Company and the Trust Entity hereby agree as follows:

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                       I. OBLIGATIONS OF THE FUND COMPANY

1. Transactions Subject to Fund/SERV. On each business day that the New York Stock Exchange is open for business on which the Funds determine their per share net asset values ("Business Day"), the Fund Company or its designee shall accept, and effect changes in its records upon receipt of purchase, redemption, exchanges, and registration instructions from the Trust Entity electronically through Fund/SERV ("Instructions") without supporting documentation from the Client-shareholder. On each Business Day, the Fund Company or its designee shall accept for processing any Instructions from the Trust Entity and shall process such Instructions in a timely manner.

2. Performance of Duties. The Fund Company or its designee shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Fund Company or its designee shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Fund Company or its designee shall conduct each of the foregoing activities in a competent manner and in compliance with: (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; (b) the then current prospectuses and statements of additional information of the Funds; and (c) any provision relating to Fund/SERV in any agreement between the Fund Company and the Underwriter that would affect the Fund Company's duties and obligations pursuant to this Agreement.

3. Accuracy of Information, Transmissions Through, and Access to Fund/SERV. Confirmed trades and any other information provided by the Fund Company or its designee to the Trust Entity through Fund/SERV and pursuant to this Agreement shall be accurate, complete and in the format prescribed by the NSCC. The Fund Company shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Fund Company.

4. Notice of Prospectus and Statement of Additional Information Revisions. The Fund Company shall provide the Trust Entity with reasonable notice of any material revisions to the Funds' prospectuses and statements of additional information as are necessary to enable the Trust Entity to fulfill its obligations under this Agreement.

                       II. OBLIGATIONS OF THE TRUST ENTITY

1. Transactions Subject to Fund/SERV. Trust Entity certifies that all Instructions delivered to the Fund Company on any Business Day shall have been received by the Trust Entity from the Client-shareholder by the close of trading (currently 4:00 p.m. New York time) on the New York Stock Exchange (the "Close of Trading") on such Business Day and that any Instructions received by it after the Close of Trading on any given Business Day will be transmitted to Fund Company on the next Business Day. Trust Entity further certifies that all such Instructions received by it from a Client-shareholder by the Close of Trading on any Business Day will be delivered to Fund Company on such Business Day.

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2.   Performance of Duties. The Trust Entity shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The Trust Entity shall maintain facilities, equipment and skilled personnel sufficient to perform the foregoing, activities and to otherwise comply with the terms of this Agreement. The Trust Entity shall conduct each of the forgoing activities in a competent manner and in compliance with: (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV; and (b) the then current prospectuses and statements of additional information of the Funds.

3. Accuracy of Information, Transmissions Through, and Access to Fund/SERV. Trade, registration, and if applicable, broker/dealer information provided by the Trust Entity to the Fund Company through Fund/SERV and pursuant to this Agreement shall be accurate, complete and in the format prescribed by the NSCC. All instructions by the Trust Entity regarding each Fund/SERV Account shall be true and correct and will have been duly authorized by the Client- shareholder. The Trust Entity shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the Trust Entity.

4. Information Relating to Fund/SERV Transactions. For each Fund/SERV transaction, including transactions establishing a Client-shareholder account with the Fund Company, the Trust Entity shall provide the Funds with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information) which the Trust Entity hereby certifies is and shall remain true and correct. The Trust Entity shall maintain documents required by the Funds or by applicable law, rules or regulations to effect Fund/SERV transactions.

5. As-Of Transactions. Processing errors which result from any delay or error caused by the Trust Entity may be adjusted through Fund/SERV by the Trust Entity by the necessary transactions on an as-of basis and the cost to the Fund or Fund Agent of such transactions shall be borne by the Trust Entity; provided however, prior authorization must be obtained from the Fund Company if the transaction is back dated more than five days or to a previous calendar year.

6. Trade Confirmation. Any information provided by the Fund Company or the Fund Agent to the Trust Entity electronically through Fund/SERV and pursuant to this Agreement, shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the Fund Company has the informed consent of the Trust Entity to suppress the delivery of this information using paper-media. The Trust Entity will promptly verify accuracy of confirmations of transactions and records received by the Fund Company through Fund/SERV.

7. Shareholder Reports and Other Documents; Solicitation of Proxies. The Trust Entity shall timely deliver to each Client-shareholder all reports and other documents provided to it by the Funds or the Fund Agent as is required by applicable securities law and the Trust Entity Agreement with the Client-shareholder, provided that the Trust Entity has timely received copies of such reports and/or documents. Subject to receipt by the Fund Company or the Fund Agent of such supporting documentation as it may reasonably request, the Fund Company shall reimburse the Trust Entity for all reasonable out-of-pocket expenses incurred by the Trust Entity in mailing all such reports and/or documents. The Fund company or the Fund Agent, and the Trust Entity

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shall cooperate with each other in the solicitation and voting of proxies on behalf of the Funds according to the Trust Entity's fiduciary responsibility as written in the trust agreement or as required by state law or Federal Regulation.

                              III. INDEMNIFICATION

1. Fund Company. The Fund Company shall indemnify and hold harmless the Trust Entity, and each of the Trust Entity's divisions, subsidiaries, directors, officers, agents, employees and assigns of each of the foregoing, (each an, "Indemnified Trust Entity Party"), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by the Fund Agent) to which any of them may be or become subject to as a result or arising out of: (a) any negligent act or omission by the Fund Company or its Agents relating to Fund/SERV, except to the extent caused by the negligence or intentional misconduct of an Indemnified Trust Entity Party; (b) any breach of the Fund Company's representations or warranties contained in this Agreement; or
(c) the Fund Company's failure to comply with any of the terms of this Agreement.

2. Trust Entity. The Trust entity shall indemnify and hold harmless the Fund Company, the Funds' custodian, the Funds' underwriter, the Funds' investment adviser, the Fund Agent, the Funds' transfer agent/shareholder servicing agent, each of their affiliated companies, and all of the divisions, subsidiaries, directors, trustees, officers, agents, employees and assigns of each of the foregoing (each an, "Indemnified Fund Party"), against and from any and all demands, damages, liabilities, and losses, or any pending or completed actions, claims, suits, complaints, proceedings, or investigations (including reasonable attorneys fees and other costs, including all expenses of litigation or arbitration, judgments, fines or amounts paid in any settlement consented to by the Trust Entity) to which any of them may be or become subject to as a result or arising out of: (a) any negligent act or omission by the Trust Entity, the Trust's correspondents, or their agents relating to Fund/SERV, except to the extent caused by the negligence or intentional misconduct of an Indemnified Fund Party; (b) any breach of the Trust's representations or warranties in this Agreement; (c) the failure of the Trust Entity or the Trust's correspondents to comply with any of the terms of this Agreement; or (d) the Fund Agent's acceptance of any transaction or account maintenance information from the Trust Entity through Fund/SERV including any fraudulent or unauthorized transaction by either the Trust Entity or the Client-shareholder.

3. Notice and Opportunity to Defend. If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereto with respect to which such party ("Indemnified Party") may make a claim against any other party hereto ("Indemnifying Party") pursuant to this Section III, then the Indemnified Party shall give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party shall have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (a) the Indemnifying Party shall keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (b) the Indemnified Party shall have the right to participate, at its

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own expense in the defense of such action, suit, proceeding, investigation.
claim or demand and shall cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (c) the Indemnifying Party shall not settle such action, suit, proceeding, investigation. claim or demand without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                                IV. MISCELLANEOUS

1. Overpayments to the Trust Entity. In the event any overpayment is made to the Trust Entity by the Fund Agent, the Trust Entity shall promptly repay such overpayment to the Fund Agent after the Trust Entity receives notice of such overpayment.

2. Overpayments to the Fund Company. In the event any overpayment is made to the Fund Company by the Trust Entity, the Fund Company shall promptly repay such overpayment to the Trust Entity after the Fund Company receives notice of such overpayment.

3. Termination. This Agreement shall continue in effect until terminated. The Fund Company or Trust Entity may terminate this Agreement at any time by written notice to the other 30 days prior to the termination date, but such termination shall not affect the payment or repayment of fees on transactions, if any, prior to the termination date. Termination also will not affect the indemnities given under this Agreement. This Agreement may be amended at any time by mutual agreement of both parties.

4. Conflicting Agreements. Any understanding between the Fund Company and the Trust Entity relating to Fund/SERV that is inconsistent with this Agreement shall be null and void. Nothing contained in this Agreement, however, shall be construed to limit or restrict either party's compliance with any law, regulation or order to which the party is subject or to prevent the Parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties and/or higher standards of care with respect thereto.

5. Assignment. Neither the Fund Company nor the Trust Entity may assign this Agreement without the prior written consent of the other party, and any attempted assignment without such consent shall be null and void; provided, however, a change in control of either party shall not constitute an assignment of this Agreement.

6. Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Ohio.

7. Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of the Agreement shall continue to be valid and enforceable.

8. Notice. Any notice or amendment required or permitted hereunder shall be in writing and shall be given by personal service, mail, or facsimile to the other party at the address set forth below (or such other address as the Fund Company or the Trust Entity may specify by written notice to the other), Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first.

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9.   Waiver. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

10. No Agency or Sale of Securities. Neither party shall be authorized to act for or represent the other or in any way be deemed an agent or partner of the other. The services contemplated by this Agreement do not constitute the sale of securities between the parties.

11. Insurance by Trust Entity. At all times Trust Entity shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of Trust Entity's employees.

12. Insurance. At all times the Fund Company shall maintain insurance coverage that is reasonable and customary in light of all its responsibilities hereunder. Such coverage shall insure for losses resulting from the criminal acts or errors and omissions of the Fund Company's employees.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed as of the 23/rd/ day of July, 2002.


                                              TRUST ENTITY
Address:
1111 Polaris Parkway                          RETIREMENT PLAN CONSULTANTS, INC.
                                              ----------------------------------
Columbus, OH 43240
Attn: Scot Hawthorne                          By: /S/ Dave B----
                                                  ------------------------------
                                              Title: Vice President
                                                     ---------------------------


                                              FUND COMPANY

                                              ONE GROUP MUTUAL FUNDS
                                              ----------------------------------
                                              (Name of Entity)
Address:

2104 N. Saginaw #196                         /s/  Robert L. Young
--------------------------------             -----------------------------------
Midland, MI 48640                            By: Robert L. Young
--------------------------------                 -------------------------------
Attn: J.C. Louissaint                        Title: Vice President
      --------------------------                    ----------------------------

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